     As filed with the Securities and Exchange Commission on April 20, 2001


                             Registration No.     333 -
                                              ----------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                            SKY FINANCIAL GROUP, INC.

                              ------------------

             (Exact name of registrant as specified in its charter)


           Ohio                                     34-1372535
------------------------------           ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)


                            221 South Church Street
                           Bowling Green, Ohio 43402
                                (419) 327-6300
         (Address of principal executive offices, including zip code)

        Sky Financial Group, Inc. Second Restatement of the Amended and
                Restated 1998 Stock Option Plan for Directors;
        Sky Financial Group, Inc. 1998 Stock Option Plan for Employees

                           -------------------------

                           (Full title of the plans)


                          W. Granger Souder, Jr. Esq.
                           Executive Vice President,
                          General Counsel & Secretary
                            221 South Church Street
                          Bowling Green, Ohio  43402
                    (Name and address of agent for service)


                                (419) 327-6300
         (Telephone number, including area code, of agent for service)


CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                         Proposed     Proposed
                                          maximum      maximum
                        Amount to be     aggregate    aggregate    Amount of
Title of securities      registered      price per     offering   registration
 to be registered            (1)         share (2)      price         fee

--------------------------------------------------------------------------------
Common Stock          2,146,366 shares   $  18.85   $ 40,458,999  $  10,114.75
(with the
 accompanying
 Preferred Stock
 Purchase Rights
 (3).)

--------------------------------------------------------------------------------

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock dividends, stock splits, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the closing of Registrants common stock as reported on the Nasdaq National Market for April 18, 2001.

(3) Includes associated Preferred Stock Purchase Rights (the "Rights"). Prior to the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred along with and only with such securities.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

Item 1.  Plan Information.

The documents containing the information required in Part I of the Registration Statement will be made available to each participant in the Plan as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Participants in the plans will be advised of the availability, without charge, of the documents incorporated by reference in Part II Item 3 to this Registration Statement, as well as other documents required to be delivered to employees pursuant to Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the SEC by Sky Financial Group, Inc. ("Registrant") are incorporated by reference into this Prospectus: (1) the Annual Report on Form 10-K of Registrant for the year ended December 31, 2000 (the "2000 10-K"), (2) the portions of Registrant's Proxy Statement for the Annual Meeting of Shareholders held on April 18, 2001 that have been incorporated by reference into the 2000 10-K; (3) the description of Registrant's common stock contained in Registrant's registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (and any amendment or report filed for the purpose of updating such description); and (4) all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock to be issued pursuant to the Plans has been passed upon by W. Granger Souder, Jr., Executive Vice President, General Counsel and Secretary of the Registrant. Mr. Souder is eligible to participate in the Sky Financial Group, Inc. 1998 Stock Option Plan for Employees on the same terms and conditions as other participants holding similar positions with the Registrant.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Code of Regulations provides that the Registrant shall indemnify any director or officer and any former director or officer and any such director or officer who is or has served at the request of the Registrant as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by law.

     In addition, the Registrant has indemnification agreements with each of its directors and executive officers which expand such indemnitees' rights in the event that Ohio law and the Registrant's Code of Regulations are changed. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of the Registrant.

Item 7.   Exemption from Registration Claimed.

   Not applicable.

Item 8.   Exhibits.

   See Exhibit Index attached hereto.

Item 9.   Undertakings.

A.    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided,
                                                                   --------
however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration
-------
Statement is on Form 2-3, Form S-8 or Form F-33 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bowling Green, Ohio, on April 18, 2001.

                            SKY FINANCIAL GROUP, INC.

                            By:  /s/ Marty E. Adams
                                 Marty E. Adams
                                 Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marty E. Adams*                                           April 18, 2001
Marty E. Adams, Chairman, President                           Date
and Chief Executive Officer

/s/ Kevin T. Thompson*                                        April 18, 2001
Kevin T. Thompson, Chief Financial Officer                    Date
and Chief Accounting Officer

/s/ George N. Chandler, II*                                   April 18, 2001
George N. Chandler, II, Director                              Date

/s/ Robert C. Duvall*                                         April 18, 2001
Robert C. Duvall, Director                                    Date

/s/ D. James Hilliker*                                        April 18, 2001
D. James Duvall, Director                                     Date

/s/ Richard R. Hollington, Jr.*                               April 18, 2001
Richard R. Hollington, Director                               Date

/s/ Fred H. "Sam" Johnson, III*                               April 18, 2001
Fred H. Johnson, III, Director                                Date

/s/ Jonathan A. Levy*                                         April 18, 2001
Jonathan A. Levy, Director                                    Date

/s/ James C. McBane*                                          April 18, 2001
James C. McBane, Director                                     Date

/s/ Gerard P. Mastroianni*                                    April 18, 2001
Gerard P. Mastroianni, Director                               Date

/s/ Thomas J. O'Shane*                                        April 18, 2001
Thomas J. O'Shane, Senior Executive Vice                      Date
President Community Banking CEO and Director

Edward J. Reiter, Senior Chairman                             Date
and Director

/s/ Gregory L. Ridler*                                        April 18, 2001
Gregory L. Ridler, Director                                   Date

/s/ Emerson J. Ross, Jr.*                                     April 18, 2001
Emerson J. Ross, Jr., Director                                Date

/s/ C. Gregory Spangler*                                      April 18, 2001
C. Gregory Spangler, Director                                 Date

/s/ Robert E. Spitler                                         April 18, 2001
Robert E. Spitler, Director                                   Date

/s/ Joseph W. Tosh, II*                                       April 18, 2001
Joseph W. Tosh, II, Director                                  Date


* The undersigned attorney-in-fact, by signing his name below, does hereby sign this Form S-8 Registration Statement on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

/s/ W. Granger Souder, Jr.
W. Granger Souder, Jr.
Attorney-In-Fact

EXHIBIT INDEX


Exhibit                             Description

4(a) The Registrant's Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 10-K of Sky Financial Group, Inc. for the year ended December 31, 1999).

4(b) The Registrant's Code of Regulations, as amended (incorporated by reference to Exhibit 3.2 of the Form 10-K of Sky Financial Group, Inc. for the year ended December 31, 1999).

4(c) Shareholder Rights Agreement dated as of July 21, 1998, between Bancshares and The Citizens Banking Company, as Rights Agent (incorporated by reference to
Exhibit 4 of Form S-4 Registrant Statement No. 333-60741 of the Registrant's predecessor, Citizens Bancshares, Inc.).

4(d) Sky Financial Group, Inc. Second Restatement of the Amended and Restated 1998 Stock Option Plan for Directors, attached hereto as Exhibit 4(d).

4(e) Sky Financial Group, Inc. 1998 Stock Option Plan for Employees (incorporated by reference to Appendix H of the Joint Proxy Statement/Prospectus in Form S-4 Registration Statement No. 333-60741 of the Registrant's predecessor, Citizens Bancshares, Inc.)

5   Opinion of W. Granger Souder, Jr., Esq. regarding legality.

23(a)  Consent of Crowe, Chizek and Company LLP.

23(b)  Consent of W. Granger Souder, Jr., Esq. (included in Exhibit 5).

24   Powers of Attorney submitted by Marty E. Adams, Thomas J. O'Shane, Kevin T.
Thompson, George N. Chandler, II, Robert C. Duvall, D. James Hilliker, Richard
R. Hollington, Jr., Fred H. "Sam" Johnson, III, Jonathan A. Levy, James C. McBane, Gerard P. Mastroianni, Gregory L. Ridler, Emerson J. Ross, Jr., C. Gregory Spangler, Robert E. Spitler, Joseph W. Tosh, II.